FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira Reports Preliminary Unaudited Fourth Quarter and Full-Year 2025 Revenues

-- Record-high EXPAREL sales driven by volume growth of 7 percent, marking strongest fourth quarter performance in three years--

BRISBANE, Calif., January 08, 2026 (GLOBE NEWSWIRE) -- Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to deliver innovative, non-opioid pain therapies to transform the lives of patients, today reported preliminary, unaudited total revenue of $726.4 million for the year ended December 31, 2025, compared with $701.0 million for the year ended December 31, 2024. The company also repurchased 2.0 million shares of its common stock during the fourth quarter.

“We closed 2025 having achieved another year of solid execution and meaningful progress advancing our 5x30 strategic priorities, leaving us well-positioned for sustainable, long-term success,” said Frank D. Lee, chief executive officer of Pacira BioSciences. “Strong EXPAREL volume growth in the second half of the year underscores the value of our commercial investments and positions us for significant and sustainable revenues moving forward. We enter 2026 with momentum that provides us with a strong foundation and clear line of sight to further operational progress and an exciting chapter of growth ahead.”

Preliminary Unaudited Fourth Quarter Revenue Highlights

•Fourth quarter EXPAREL net product sales of $155.8 million in 2025, compared with $147.7 million in 2024. Fourth quarter volume growth of 7 percent was partially offset by a shift in vial mix and discounting associated with the launch of a new group purchasing organization (GPO) partnership.
•Fourth quarter ZILRETTA net product sales of $33.0 million in 2025, compared with $33.1 million in 2024.
•Fourth quarter iovera° net product sales of $7.0 million in 2025, compared with $6.5 million in 2024.
•Other revenue, comprised of sales of bupivacaine liposome injectable suspension, was $1.1 million in the fourth quarter of 2025, compared with zero in the fourth quarter of 2024.

Preliminary Unaudited Full-Year Revenue Highlights

•Full-year EXPAREL net product sales of $575.1 million in 2025, compared with $549.0 million in 2024. Full-year volume growth of 6 percent was partially offset by a shift in vial mix and discounting associated with the company’s new GPO partnerships.

•Full-year ZILRETTA net product sales of $116.6 million in 2025, compared with $118.1 million in 2024.
•Full-year iovera° net product sales of $24.2 million in 2025, compared with $22.8 million in 2024.
•Other revenue, comprised of sales of bupivacaine liposome injectable suspension and royalties, was $10.5 million in 2025, compared with $11.1 million in 2024.

The financial information included in this press release is preliminary, unaudited, and subject to adjustment. It does not present all information necessary for an understanding of the company’s financial results for the fourth quarter or full year 2025. Pacira expects to report its complete financial results for the fourth quarter and full-year 2025, along with the company’s financial guidance, later in the first quarter of 2026.

Share Repurchase Program

During the fourth quarter of 2025, the company repurchased 2.0 million shares of its common stock through open market transactions for $50.0 million (exclusive of broker fees and excise tax incurred). At December 31, 2025, the company had 41.1 million shares of common stock outstanding and $150.0 million remaining on its current share repurchase authorization, which expires December 31, 2026.

Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)

Pacira today announced the granting of inducement awards on January 5, 2026 to ten new employees under Pacira’s Amended and Restated 2014 Inducement Plan (the “Inducement Plan”) as a material inducement to each employee’s entry into employment with the company. In accordance with Nasdaq Listing Rule 5635(c)(4), the awards were approved by the People & Compensation Committee of the Board of Directors (the “Committee”) without stockholder approval.

Six employees received stock options to purchase an aggregate of 14,000 shares of Pacira common stock and ten employees received restricted stock units for an aggregate of 22,300 shares of Pacira common stock. The stock options have a 10-year term and a four-year vesting schedule with 25 percent of the underlying shares vesting on the first anniversary of the recipient’s first day of employment and in successive equal quarterly installments over the 36 months thereafter.

The stock options have an exercise price of $25.10 per share, the closing trading price of Pacira common stock on the Nasdaq Global Select Market on the date of grant. Each restricted stock unit represents the contingent right to receive one share of Pacira common stock and the restricted stock unit awards vest annually in four equal installments beginning on January 2, 2027.

Vesting of the equity awards is subject to the employee’s continued employment with Pacira. Each equity award is also subject to the terms and conditions of an award agreement.

About Pacira
Pacira delivers innovative, non-opioid pain therapies to transform the lives of patients. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block, an adductor canal nerve block, and a sciatic nerve block in the popliteal fossa for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and iovera®º, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. The company is also advancing a pipeline of clinical-stage assets for musculoskeletal pain and adjacencies, its most advanced product candidate, PCRX-201 (enekinragene inzadenovec), a novel locally administered gene therapy, is in Phase 2 clinical development for osteoarthritis of the knee. To learn more about Pacira, visit www.pacira.com.

About EXPAREL® (bupivacaine liposome injectable suspension)

EXPAREL is indicated to produce postsurgical local analgesia via infiltration in patients aged 6 years and older, and postsurgical regional analgesia via an interscalene brachial plexus block in adults, a sciatic nerve block in the popliteal fossa in adults, and an adductor canal block in adults. The safety and effectiveness of EXPAREL have not been established to produce postsurgical regional analgesia via other nerve blocks besides an interscalene brachial plexus nerve block, a sciatic nerve block in the popliteal fossa, or an adductor canal block. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.
Important Safety Information about EXPAREL for Patients
EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old, for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA® (triamcinolone acetonide extended-release injectable suspension)

On October 6, 2017, ZILRETTA was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis (OA)- related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.
•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera®°

The iovera° system uses the body’s natural response to cold to treat peripheral nerves and immediately reduce pain without the use of drugs. Treated nerves are temporarily stopped from sending pain signals for a period of time, followed by a restoration of function. Treatment with iovera° works by applying targeted cold to a peripheral nerve. A precise cold zone is formed under the skin that is cold enough to immediately prevent the nerve from sending pain signals without causing damage to surrounding structures. The effect on the nerve is temporary, providing pain relief until the nerve regenerates and function is restored. Treatment with iovera° does not include injection of any substance, opioid, or any other drug. The effect is immediate and can last up to 90 days. The iovera° system is not indicated for treatment of central nervous system tissue. Additional information is available at www.iovera.com.

Indication and Select Important Safety Information for iovera°

Indication: iovera° applies freezing cold to peripheral nerve tissue to block and/or relieve pain for up to 90 days. It should not be used to treat central nervous system tissue.

Important Safety Information

⦁    Do not receive treatment with iovera° if you experience hypersensitivity to cold or have open and/or infected wounds near the treatment site.
⦁    You may experience bruising, swelling, inflammation and/or redness, local pain and/or tenderness, and altered feeling at the site of application.
⦁    In treatment area(s), you may experience damage to the skin, skin darkening or lightening, and dimples in the skin.
⦁    You may experience a temporary loss of your ability to use your muscles normally outside of the treatment area.
⦁    Talk to your doctor before receiving treatment with iovera°.

About PCRX-201 (enekinragene inzadenovec)

PCRX-201 (enekinragene inzadenovec) features an innovative design based on the company’s proprietary high-capacity adenovirus vector platform. It is currently being studied in the fundamental, underlying chronic inflammatory processes that contribute to “wear and tear” over time in osteoarthritis of the knee, a condition that affects more than 14 million individuals in the U.S. today.

In November 2024, Pacira reported promising data from a large Phase 1 study in which PCRX-201 provided sustained improvements in knee pain, stiffness, and function through two years following local administration, with a well-tolerated safety profile. PCRX-201 has received Regenerative Medicine Advanced Therapy (RMAT) designation from the U.S. Food and Drug Administration and Advanced Therapy Medicinal Products (ATMP) designation from the European Medicines Agency. PCRX-201 is the first gene therapy to achieve these clinical results and earn these regulatory designations in osteoarthritis of the knee—a testament to its promise and potential.

Given the promising Phase 1 results, dosing is underway in a Phase 2 study of PCRX-201 (the ASCEND study) for the treatment of knee osteoarthritis. To learn more about PCRX-201 and the company’s clinical development program, please visit the investor events section of the company’s investor website.

About the High-capacity Adenovirus Vector Platform

In February 2025, in support of the company’s ‘5x30’ growth strategy, Pacira acquired GQ Bio Therapeutics GmbH (GQ Bio) and its novel high-capacity adenovirus (HCAd) vector gene therapy vector platform. This platform solves many of the challenges in the field of gene therapy that have prevented its utilization in treating common diseases, such as osteoarthritis.

Key features include:

•The HCAd vector is much more efficient at delivering genes into cells compared to many other gene therapies that rely on adenovirus associated virus, or AAV, vectors. As a result, the desired effect can be achieved with much smaller doses.
•The vector used in the HCAd platform can carry up to 30,000 base pairs of DNA, which enables gene therapy with multiple or larger genes compared to AAV vectors.
•Genetic medicines based on the HCAd platform can be administered locally and have the potential for redosing at therapeutically appropriate intervals.
•Lower dose levels and efficient delivery of genes into cells means that thousands of doses can be produced in a single batch. As a result, therapies built on the HCAd platform are expected to have a commercially attractive and viable cost of goods profile.

Beyond PCRX-201 and other product candidates in preclinical development, the company has identified numerous well-validated cytokines that could also be the basis for locally administered genetic therapies using the HCAd platform.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would,” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to: '5x30', our growth and business strategy, our future outlook, the strength and efficacy of our intellectual property protection and patent terms, our future growth potential and future financial and operating results and trends, our plans, objectives, expectations (financial or otherwise) and intentions, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio and product development programs, strategic alliances, plans with respect to the Non-Opioids Prevent Addiction in the Nation (“NOPAIN”) Act, the expected cost savings and benefits of a July 2025 reduction in force and any other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from these indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: the failure to realize the anticipated benefits and synergies from the acquisition of GQ Bio Therapeutics GmbH; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; our manufacturing and supply chain, global and United States economic conditions (including tariffs, inflation and rising interest rates), and our business, including our revenues, financial condition, cash flows and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA, iovera° and any of our other product candidates, including PCRX-201; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (“pMVL”) drug delivery technology; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential pMVL-based product; our commercialization and marketing capabilities; our ability to successfully complete capital projects; the outcome of any litigation; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; assumptions used for estimated future cash flows associated with determining the fair value of the Company and the anticipated funding or benefits of our share repurchase program. and factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. Except as required by applicable law, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the SEC.

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Investor Contact: Susan Mesco, (973) 451-4030 susan.mesco@pacira.com	Media Contact: Sara Marino, (973) 370-5430 sara.marino@pacira.com